Exhibit 99.1

Steinway Q3 EPS $0.13 vs. $0.07

WALTHAM, MA — November 4, 2010 — Steinway Musical Instruments, Inc. (NYSE: LVB) today reported earnings for the quarter and nine months ended September 30, 2010.

Dana Messina, Chief Executive Officer, said, “Our third quarter results continued along the trend that we’ve seen in the global markets. We experienced a pickup in demand in the United States, continued strength in Asia, and weakness in Europe.  We were pleased to see acceleration in the recovery of domestic demand for most of our instruments, with gains in both Steinway grand and band instrument units. Our piano business in Asia remains strong but was not enough to offset the softness in Europe.”

“Operating income improved 12% in the quarter, but continued weak market demand in our New York real estate operations dampened our total results,” said Messina. “On a year-to-date basis, we continue to deliver improved profitability as we manage expenses and operate our factories with greater efficiency.”

Q3 Compared to Prior Year Period

•      Sales of $83 million, up 1%

•      Gross margin decreased to 27.9% from 28.3%

•      Income from operations of $6 million, up 12%

•      Adjusted EBITDA down 10%, to $8 million

•      Earnings per share increase to $0.13 from $0.07

YTD Compared to Prior Year Period

•      Sales of $230 million, up 2%

•      Gross margin increased to 29.0% from 27.1%

•      Income from operations doubled to $15 million

•      Adjusted EBITDA up 38%, to $23 million

•      Diluted earnings per share increased to $0.39 from $0.12

Adjustments are detailed in the attached financial tables.

Balance Sheet Highlights

•      Cash of $96 million

•      Inventory reduced 11% from September 2009

The Company’s domestic piano business showed significant recovery at the high end as sales of Steinway grand piano units improved 11% over the prior year period. Domestic sales of mid-priced units were soft, down 3%. Overseas, the Company’s piano operations achieved very different results. High end Steinway grand piano units were off 11% while mid-priced units were up 33%. Worldwide, total piano units improved 8%.

Band customers continued to gain confidence in a domestic recovery, resulting in a 13% increase in student brass and woodwind shipments in the third quarter. A combination of higher sales program costs and reduced manufacturing production rates contributed to a decline in gross margins from the prior year period.

Outlook

Discussing the remainder of 2010, Messina commented, “We are expecting a moderate increase in band segment revenue in the fourth quarter as positive order trends continue. However, we plan to operate some of our facilities at reduced production schedules in order to continue our drive to reduce band instrument inventory.  This may negatively affect band gross margins. We expect to see a continuation of worldwide trends in the piano business. For the fourth quarter, we are expecting overall piano revenue and gross margins to be slightly better than last year.”

Messina continued, “Our focus on reducing inventories across business units had a dramatic impact in the third quarter, with inventories down $19 million from September of 2009. We will continue to seek out ways to lower working capital and expect to continue to make modest improvements.”

Segment Information

Piano Segment

Q3 Compared to Prior Year Period

•      Sales of $45 million, consistent with prior year

•      Steinway grand piano unit increase of 1%

•      Mid-priced piano unit increase of 13%

•      Gross margin increased to 31.5% from 31.1%

•      Inventories reduced by $11 million

YTD Compared to Prior Year Period

•      Sales of $129 million, up 4%

•      Steinway grand piano units consistent with prior year

•      Mid-priced piano unit increase of 13%

•      Gross margin increased to 32.4% from 30.8%

Band Segment

Q3 Compared to Prior Year Period

•      Sales of $38 million, up 1%

•      Gross margin decreased to 23.5% from 25.0%

•      Inventories reduced by $8 million

YTD Compared to Prior Year Period

•      Sales of $101 million, consistent with prior year

•      Gross margin increased to 24.6% from 22.5%

Conference Call

Management will be discussing the Company’s third quarter results as well as its outlook for the remainder of 2010 on a conference call today beginning at 5:00 p.m. ET.  A live webcast and an archive of the call will be available to all interested parties on the Company’s website, www.steinwaymusical.com.

About Steinway Musical Instruments

Steinway Musical Instruments, Inc., through its Steinway and Conn-Selmer divisions, is one of the world’s leading manufacturers of musical instruments.  Its notable products include Bach Stradivarius trumpets, Selmer Paris saxophones, C.G. Conn French horns, Leblanc clarinets, King trombones, Ludwig snare drums and Steinway & Sons pianos.  Through its online music retailer, ArkivMusic, the Company also distributes classical music recordings.  For more information about Steinway Musical Instruments, Inc. please visit the Company’s website at www.steinwaymusical.com.

Non-GAAP Financial Measures Used by Steinway Musical Instruments

The Company uses the non-GAAP measurement Adjusted EBITDA, which it defines as earnings before net interest expense, income taxes, depreciation and amortization, adjusted to exclude non-recurring, infrequent, or unusual items. Adjustments are detailed in the attached financial tables. The Company uses Adjusted EBITDA because it is useful to management and investors as a measure of the Company’s core operating performance in that it eliminates the impact of items that are unrelated to how well the Company is completing its manufacturing and operating responsibilities. In addition, the Company uses Adjusted EBITDA as the basis for determining bonuses for its managers. The Company also believes Adjusted EBITDA is helpful in determining the Company’s ability to meet future debt service, capital expenditures and working capital requirements as it factors out non-cash expenses such as depreciation and amortization.

There are limitations in the use of Adjusted EBITDA because the Company’s actual results do include the impact of the noted Adjustments. Accordingly, Adjusted EBITDA should be used as a supplement to the comparable GAAP measures and should not be construed as a substitute for income from operations or net income, or a better indicator of liquidity than cash flows from operating activities, which are determined in accordance with GAAP.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which represent the Company’s present expectations or beliefs concerning future events.  The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties which could cause actual results to differ materially from those indicated in this release.  These risk factors include the following: changes in general economic conditions; reductions in school budgets; increased competition; work stoppages and slowdowns; ability to successfully consolidate band manufacturing; impact of dealer consolidations on orders; ability of dealers to obtain financing; exchange rate fluctuations; variations in the mix of products sold; market acceptance of new products; ability of suppliers to meet demand; concentration of credit risk; ability to lease office space; and fluctuations in effective tax rates resulting from shifts in sources of income.  Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.

Contact:	Julie A. Theriault
Telephone:	781-894-9770
Email:	ir@steinwaymusical.com

STEINWAY MUSICAL INSTRUMENTS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009
Net sales	$83,261	$82,634	$230,052	$224,738
Cost of sales	60,066	59,229	163,370	163,826
Gross profit	23,195	23,405	66,682	60,912
	27.9%	28.3%	29.0%	27.1%

Operating expenses:
Sales and marketing	9,587	9,638	29,756	30,118
General and administrative	7,768	7,491	22,096	22,860
Other	46	145	172	347
Impairment charges	—	976	—	976
Total operating expenses	17,401	18,250	52,024	54,301

Income from operations	5,794	5,155	14,658	6,611

Interest expense, net	2,464	2,634	7,318	7,672
Other expense (income), net	110	(223)	(803)	(4,468)

Income before income taxes	3,220	2,744	8,143	3,407

Income tax provision	1,655	2,107	3,598	2,385

Net income	$1,565	$637	$4,545	$1,022

Earnings per share - basic	$0.13	$0.07	$0.40	$0.12
Earnings per share - diluted	$0.13	$0.07	$0.39	$0.12
Weighted average common shares - basic	12,056	8,581	11,503	8,549
Weighted average common shares - diluted	12,099	8,583	11,559	8,552

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	9/30/2010	9/30/2009	12/31/2009
Cash	$96,214	$50,254	$65,873
Receivables, net	52,383	59,448	45,073
Inventories, net	149,300	167,997	158,030
Other current assets	25,086	24,439	24,930
Total current assets	322,983	302,138	293,906

Property, plant and equipment, net	85,850	88,932	89,538
Other assets	67,443	65,143	66,346
Total assets	$476,276	$456,213	$449,790

Debt	$1,198	$561	$537
Other current liabilities	47,230	46,592	46,159
Total current liabilities	48,428	47,153	46,696

Long-term debt	152,012	192,565	157,703
Other liabilities	48,668	51,014	48,895
Stockholders’ equity	227,168	165,481	196,496
Total liabilities and stockholders’ equity	$476,276	$456,213	$449,790

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended 9/30/10
	GAAP	Adjustments	Adjusted
Band sales	$38,261	$—	$38,261
Piano sales	45,000	—	45,000
Total sales	83,261	—	83,261

Band gross profit	9,002	—	9,002
Piano gross profit	14,193	—	14,193
Total gross profit	23,195	—	23,195

Band GM %	23.5%		23.5%
Piano GM %	31.5%		31.5%
Total GM %	27.9%		27.9%

Operating expenses	17,401	—	17,401

Income from operations	5,794	—	5,794

Interest expense, net	2,464	—	2,464
Other (income) expense, net	110	—	110

Income before income taxes	3,220	—	3,220

Income tax provision	1,655	—	1,655

Net income	$1,565	$—	$1,565

Earnings per share - basic	$0.13		$0.13
Earnings per share - diluted	$0.13		$0.13
Weighted average common shares - basic	12,056		12,056
Weighted average common shares - diluted	12,099		12,099

	Three Months Ended 9/30/09
	GAAP	Adjustments		Adjusted
Band sales	$37,701	$—		$37,701
Piano sales	44,933	—		44,933
Total sales	82,634	—		82,634

Band gross profit	9,417	—		9,417
Piano gross profit	13,988	—		13,988
Total gross profit	23,405	—		23,405

Band GM %	25.0%			25.0%
Piano GM %	31.1%			31.1%
Total GM %	28.3%			28.3%

Operating expenses	18,250	(976	)(1)	17,274

Income from operations	5,155	976		6,131

Interest expense, net	2,634	—		2,634
Other (income) expense, net	(223)	—		(223)

Income before income taxes	2,744	976		3,720

Income tax provision	2,107	468	(2)	2,575

Net income	$637	$508		$1,145

Earnings per share - basic	$0.07			$0.13
Earnings per share - diluted	$0.07			$0.13
Weighted average common shares - basic	8,581			8,581
Weighted average common shares - diluted	8,583			8,583

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects impairment of trademark associated with online music business.

(2) Reflects the tax effect of Adjustments.

STEINWAY MUSICAL INSTRUMENTS, INC.

Reconciliation of GAAP Earnings to Adjusted Earnings

(In Thousands, Except Per Share Data)

(Unaudited)

	Nine Months Ended 9/30/10
	GAAP	Adjustments		Adjusted
Band sales	$100,754	$—		$100,754
Piano sales	129,298	—		129,298
Total sales	230,052	—		230,052

Band gross profit	24,761	—		24,761
Piano gross profit	41,921	—		41,921
Total gross profit	66,682	—		66,682

Band GM %	24.6%			24.6%
Piano GM %	32.4%			32.4%
Total GM %	29.0%			29.0%

Operating expenses	52,024	—		52,024

Income from operations	14,658	—		14,658

Interest expense, net	7,318	—		7,318
Other (income) expense, net	(803)	104	(1)	(699)

Income before income taxes	8,143	(104)		8,039

Income tax provision	3,598	(41	)(2)	3,557

Net income	$4,545	$(63)		$4,482

Earnings per share - basic	$0.40			$0.39
Earnings per share - diluted	$0.39			$0.39
Weighted average common shares - basic	11,503			11,503
Weighted average common shares - diluted	11,559			11,559

	Nine Months Ended 9/30/09
	GAAP	Adjustments		Adjusted
Band sales	$100,126	$—		$100,126
Piano sales	124,612	—		124,612
Total sales	224,738	—		224,738

Band gross profit	22,491	—		22,491
Piano gross profit	38,421	—		38,421
Total gross profit	60,912	—		60,912

Band GM %	22.5%			22.5%
Piano GM %	30.8%			30.8%
Total GM %	27.1%			27.1%

Operating expenses	54,301	(976	)(3)	53,325

Income from operations	6,611	976		7,587

Interest expense, net	7,672	—		7,672
Other (income) expense, net	(4,468)	3,434	(1)	(1,034)

Income before income taxes	3,407	(2,458)		949

Income tax provision	2,385	(1,180	)(2)	1,205

Net income (loss)	$1,022	$(1,278)		$(256)

Earnings (loss) per share - basic	$0.12			$(0.03)
Earnings (loss) per share - diluted	$0.12			$(0.03)
Weighted average common shares - basic	8,549			8,549
Weighted average common shares - diluted	8,552			8,549

Notes to Reconciliation of GAAP Earnings to Adjusted Earnings

(1) Reflects a net gain on early extinguishment of debt.

(2) Reflects the tax effect of Adjustments.

(3) Reflects impairment of trademark associated with online music business.

STEINWAY MUSICAL INSTRUMENTS, INC.

(In Thousands)

(Unaudited)

Reconciliation from Cash Flows from Operating Activities to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009
Cash flows from operating activities	$3,003	$4,512	$11,114	$(1,469)
Changes in operating assets and liabilities	726	1,101	552	10,058
Stock based compensation expense	(368)	(328)	(1,109)	(890)
Income taxes, net of deferreds	1,705	1,259	4,855	2,216
Net interest expense	2,464	2,634	7,318	7,672
Provision for (recovery of) doubtful accounts	311	(426)	63	(1,302)
Other	95	85	(134)	181
Adjusted EBITDA	$7,936	$8,837	$22,659	$16,466

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	9/30/2010	9/30/2009	9/30/2010	9/30/2009
Net income	$1,565	$637	$4,545	$1,022
Income taxes	1,655	2,107	3,598	2,385
Net interest expense	2,464	2,634	7,318	7,672
Depreciation	1,952	2,155	6,391	6,850
Amortization	300	328	911	995
Non-recurring, infrequent or unusual items	—	976	(104)	(2,458)
Adjusted EBITDA	$7,936	$8,837	$22,659	$16,466